EXHIBIT 99.02

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Shire and TAP Agree to Co-promote LIALDA™
(mesalamine), the First Oral Once-Daily Mesalamine For
Patients With Active, Mild to Moderate Ulcerative Colitis
Forms one of the largest sales teams promoting a 5-ASA medicine

Basingstoke UK and Philadelphia, PA, US – March 26, 2008 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announced today a co-promotion agreement with TAP Pharmaceutical Products Inc. for LIALDA™ (mesalamine) with MMX® technology, indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis (UC).  This three year agreement is for the U.S. only and will add more than 500 additional sales representatives from TAP to increase the reach and frequency of the Shire sales force, which consists of 120 representatives who are currently detailing LIALDA primarily to gastroenterologists.

“Aligning with TAP, one of the most successful and well-respected GI sales organizations in the industry, is a tremendous benefit for Shire as it will quadruple the Lialda sales force across the United States,” said Mike Yasick, senior vice president of Shire’s Gastrointestinal  Business Unit.  “With the added expertise of the TAP team, we’ll be able to reach more GI specialists as well as primary care providers with messages about Lialda. Shire’s GI team has made Lialda the fastest growing brand of mesalamine and with this collaboration we will bolster the frequency of sales calls to our existing base of specialist physicians.”

LIALDA is the first and only FDA-approved once-daily oral formulation of mesalamine indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis.  Mesalamines are a part of a drug class called aminosalicylates, which contain 5-aminosalicyclic acid (5-ASA), a well-established drug of choice and often a first-line treatment for patients with mild to moderate ulcerative colitis.

“Building on the successful introduction of Lialda, which Shire launched in the first quarter of last year, we are excited to work with the Shire team as together we take this medicine to the next level, increasing awareness among key physicians of the distinguishing benefits of this once-daily treatment for patients diagnosed with mild to moderate ulcerative colitis,” said Tim Rudolphi, vice president of TAP’s Gastroenterology Marketing Franchise.  “This connection with Shire is a natural fit for our sales force, and is a win for all involved, especially the patient population who may benefit most.”

Registered in England 5492592  Registered Office as above

Once-daily LIALDA with MMX technology contains the highest mesalamine dose per tablet (1.2 g), so patients can take as few as two tablets once daily. Other currently available mesalamines require three to four times daily dosing and 6 to 16 pills a day.

The TAP sales force will begin detailing LIALDA to specialists and targeted primary care physicians in April 2008.  Shire shall compensate TAP based upon TAP’s success under the co-promotion agreement.  Upon dissolution of the TAP joint venture, Takeda will promote Lialda under the agreement.

About LIALDA

LIALDA is part of a drug class called aminosalicylates, which contain 5-aminosalicyclic acid (5-ASA). 5-ASA is a well-established drug of choice and often a first-line treatment for ulcerative colitis. LIALDA is indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis. The safety and efficacy of LIALDA have been established for up to eight weeks. LIALDA is the first new formulation in this class to be approved since 2000.

Shire has licensed from Giuliani SpA the exclusive rights to develop and commercialize LIALDA in the US, Canada, Pacific Rim and Europe (excluding Italy).  LIALDA is known as MEZAVANT XL™ in the UK and Ireland, and MEZAVANT® elsewhere outside of the US.  Giuliani SpA retains the development and commercialization rights in Italy. Cosmo Pharmaceuticals SpA, Milan, developed the MMX technology.

For more information about LIALDA and for Full Prescribing Information, please visit www.LIALDA.com

Important Safety Information

LIALDA tablets are indicated for the induction of remission in patients with active, mild to moderate ulcerative colitis. Safety and effectiveness of LIALDA beyond eight weeks have not been established.

LIALDA is contraindicated in patients with hypersensitivity to salicylates (including mesalamine) or to any of the components of LIALDA. Caution should be exercised when treating patients with pyloric stenosis or those allergic to sulfasalazine. Mesalamine has been associated with an acute intolerance syndrome (three percent of patients in clinical trials with mesalamine or sulfasalazine) that may be difficult to distinguish from a flare of inflammatory bowel disease. If acute intolerance syndrome is suspected, prompt withdrawal is required. Mesalamine-induced cardiac hypersensitivity reactions (myocarditis and pericarditis) have been reported.

Reports of renal impairment have been associated with mesalamine medications. In patients with renal impairment, caution should be exercised, and LIALDA should be used only if the benefits outweigh the risks. No information is available for patients with hepatic impairment.

LIALDA is generally well tolerated. The majority of adverse events in the double-blind, placebo-controlled trials were mild or moderate in severity. In clinical trials (N=535), the most common treatment-related adverse events with LIALDA 2.4g/day, 4.8g/day and placebo were headache (5.6 percent, 3.4 percent and 0.6 percent, respectively) and flatulence (four percent, 2.8 percent and 2.8 percent, respectively). Pancreatitis occurred in less than one percent of patients during clinical trials and resulted in discontinuation of therapy with LIALDA.

For further information please contact:

Shire Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Shire Media Relations	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248
TAP Media Relations	Amy Martin	+1 847 582 6019

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit and hyperactivity disorder (ADHD), human genetic therapies (HGT), gastrointestinal (GI) and renal diseases. The structure is sufficiently flexible to allow Shire to target new therapeutic areas to the extent opportunities arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in niche markets with strong intellectual property protection either in the US or Europe.  Shire believes that a carefully selected portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with: the inherent uncertainty of pharmaceutical research, product development including, but not limited to the successful development of JUVISTA® (Human TGFb3) and veleglucerase alfa (GA-GCB); manufacturing and commercialization including, but not limited to, the establishment in the market of YVANSE™ (lisdexamfetamine dimesylate) (Attention Deficit and Hyperactivity Disorder (“ADHD”)); the impact of competitive products, including, but not limited to, the impact of those on Shire’s ADHD franchise; patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise; government regulation and approval, including but not limited to the expected product approval date of INTUNIV™ (guanfacine extended release) (ADHD); Shire’s ability to secure new products for commercialization and/or development; and other risks and uncertainties detailed from time to time in Shire plc’s filings with the Securities and

Exchange Commission, particularly Shire plc’s Annual Report on Form 10-K for the year ended December 31, 2007.

About TAP Pharmaceutical Products Inc.

TAP Pharmaceutical Products Inc., located in Lake Forest, Ill., is a joint venture between Abbott, headquartered in Abbott Park, Ill., and Takeda Pharmaceutical Company Limited, of Osaka, Japan. TAP markets Prevacid® (lansoprazole) and Lupron Depot® (leuprolide acetate for depot suspension). For more information about TAP Pharmaceutical Products Inc., and its products, visit the company's web site at www.tap.com.